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                                                                   EXHIBIT 99.3

Sent via Facsimile and Overnight Commercial Courier


May 6, 2004

Mr. J. Raymond Bilbao
Senior Vice President, General Counsel and Secretary
Minorplanet Systems USA, Inc.
1155 Kas Drive, Suite 100
Richardson, Texas 75081

Re:      Minorplanet Systems USA, Inc. (System: MNPLQ)
         Nasdaq Listing Qualifications Hearings
         Docket NQ 4553C-04

Dear Mr. Bilbao:

This decision shall supersede the prior decision dated May 3, 2004(1)

This is to inform you that, pursuant to the March 11, 2004 oral hearing before a Nasdaq Listing Qualifications Panel (the "Panel"), a determination has been made in the matter of Minorplanet Systems USA, Inc. (the "Company") and its request for continued inclusion on The Nasdaq SmallCap Market, pursuant to an exception to the minimum bid price requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(4), and notwithstanding staff's concerns regarding the Company's recent filing for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code, which were raised in accordance with Marketplace Rules 4300 and 4330(a)(1).(2)

After a careful review of the entire record, the Panel relied upon the following information in reaching its determination. The Company develops and implements mobile communications solutions for service vehicle fleets, long-haul truck fleets, and other mobile-asset fleets, including integrated voice, date and position location services. By press release dated February 2, 2004, the Company announced that it had filed for protection under Chapter 11 of the U.S. Bankruptcy Code. On that same date, Nasdaq notified the Company that its securities were subject to delisting based upon staff's concerns regarding the bankruptcy filing. On February 4, 2004, the Company requested a hearing, which stayed staff's delist determination. Subsequent to the hearing, on April 20, 2004, the Company was also notified that it failed to satisfy the $1.00 bid price requirement for thirty consecutive trading days. The Company was provided with an

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(1) Changes to the prior decision dated May 3, 2004 have been italicized.

(2) In addition to the foregoing, by letter dated December 16, 2003, Nasdaq staff granted the Company a "cure" period within which to satisfy the independent director and audit committee requirements set forth in Marketplace Rules 4350(c)(1) and 4350(d)(4), respectively, through the earlier of the Company's next annual shareholders' meeting or October 6, 2004.

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opportunity to respond to the additional deficiency and did so by correspondence dated April, 26, 2004.(3)

The Company's Form 10-Q for the quarter ended February 29, 2004 reported total assets of $48,405,000 and shareholders' equity of $16,945,000. Revenue and net income (loss) for the six month period ended February 29, 2004 totaled $12,784,000 and $(4,626,000), respectively.(4) The Company reported 9,671,484 total shares outstanding and 1,166,262 publicly held shares. The closing bid price for the Company's common stock on April 30, 2004 was $0.67 per share; consequently, the market values for the Company's total listed securities and publicly held shares were $6,479,894 and $781,395, respectively. As of April 30, 2004, the Company failed to evidence a market value of publicly held shares of at least $1,000,000 for 27 consecutive trading days.(5)

At the hearing, the Company explained that, although it remained solvent, it sought bankruptcy protection under Chapter 11 so as to more easily renegotiate certain unprofitable contracts and costly leases and to convert its existing debt into equity. On April 26, 2004, the Company filed its "Plan of Reorganization and Disclosure Statement" with the bankruptcy court. Pursuant to the plan, the Company will eliminate its outstanding indebtedness via the issuance of 7,000,000 shares of newly issued common stock to its unsecured creditors (the sole creditor class) and other stakeholders. The Company represented at the hearing that, subsequent to its emergence from bankruptcy, its current common shareholders will retain a 21%-28% interest in the reorganized entity. The Company anticipates a hearing on the Disclosure Statement within 30 days of the April 26th filing date and a hearing to obtain confirmation for the plan within thirty days thereafter. As indicated at the hearing, the Company continues to believe that it will emerge from bankruptcy on or about June 30, 2004.

The Company expects to satisfy all requirements for continued listing on The Nasdaq SmallCap Market upon its emergence from bankruptcy, including the $1.00 bid price, 500,000 publicly held shares, and $1,000,000 market value of publicly held shares requirements. The Company also provided projections evidencing its continued ability to satisfy the shareholders' equity requirement throughout the bankruptcy process and thereafter.(6) Post-bankruptcy, the Company expects to report shareholders' equity of approximately $25,000,000 and $28,400,000 as of May 31, and December 31, 2004, respectively. By submission dated April 26, 2004, the Company reiterated its belief that consummation of the plan of reorganization will enable it to evidence compliance with the minimum bid price requirement as it anticipates a valuation of $5.00 per common share, post-reorganization. The Company requested that the Panel grant it a 180-day period within which to remedy the bid price deficiency in accordance with Marketplace Rule 4310(c)(8)(D).

PANEL DECISION



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(3) The April 26th correspondence was received by the Hearings Department on
April 28, 2004.

(4) The Forms 10-K for the fiscal years ended August 31, 2003 and 2002, and December 31, 2001 reported net income (loss) of $(16,020,000), $(9,778,000) and
$34,811,000 respectively.

(5) See Marketplace Rules 4310(c)(7) and 4310(c)(8)(B).

(6) See Hearings Transcript, Exhibit 1.



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Notwithstanding the Company's recent bankruptcy filing, the Panel was of the opinion that the public interest and the protection of investors would be served by the continued designation of the Company's securities on The Nasdaq SmallCap Market. The Panel acknowledged the Company's expectation that it will emerge from bankruptcy within the near term, on or about June 30, 2004. More importantly, the Panel noted that, under the plan of reorganization, it appears the Company's current common shareholders will retain a relatively significant stake in the reorganized entity. To that end, the Panel acknowledged that, under a strict interpretation of Nasdaq's shareholder approval requirements, the issuance of common stock to the Company's creditors pursuant to the plan of reorganization would likely require prior shareholder approval; however, given that the matter is now out of the hands of all stakeholders and before the bankruptcy court, which serves the interests of all stakeholders, the Panel was of the opinion that prior shareholder approval for the issuance of shares pursuant to the plan of reorganization should not be required. The Panel also noted that the Company currently complies with all requirements for continued listing on The Nasdaq SmallCap Market, but for the bid price, and expects to sustain compliance with the maintenance criteria, particularly the shareholders' equity requirement, throughout the restructuring process and thereafter. With respect to the bid price deficiency, the Panel determined that the Company should be granted a 180-day period within which to satisfy the $1.00 bid price requirement in accordance with Marketplace Rule 4310(c)(8)(D). The Panel also determined that, although the Company has not evidenced a market value of publicly held shares of at least $1,000,000 for the past 27 consecutive business days, it is not yet deficient with respect to that standard as it has not failed the minimum standard for the requisite 30-day period.

BASED ON THE FORGOING, THE PANEL DETERMINED TO CONTINUE THE LISTING OF THE COMPANY'S SECURITIES ON THE NASDAQ SMALLCAP MARKET PURSUANT TO THE FOLLOWING
EXCEPTION:

         ON OR BEFORE MAY 28, 2004, THE COMPANY MUST SUBMIT DOCUMENTATION TO NASDAQ EVIDENCING THAT A HEARING BEFORE THE BANKRUPTCY COURT WAS HELD IN CONNECTION WITH THE DISCLOSURE STATEMENT FILED WITH THAT COURT ON APRIL 26, 2004. IN ADDITION, ON OR BEFORE JUNE 30, 2004, THE COMPANY MUST SUBMIT DOCUMENTATION TO NASDAQ EVIDENCING CONFIRMATION OF THE PLAN OF REORGANIZATION BY THE BANKRUPTCY COURT, THE COMPANY'S EMERGENCE FROM BANKRUPTCY AS WELL AS THE COMPANY'S COMPLIANCE WITH ALL REQUIREMENTS FOR CONTINUED LISTING ON THE NASDAQ SMALLCAP MARKET, BUT FOR THOSE DEFICIENCIES FOR WHICH THE COMPANY HAS BEEN GRANTED A "GRACE" PERIOD WITHIN WHICH TO REGAIN COMPLIANCE.

IN ORDER TO FULLY COMPLY WITH THE TERMS OF THIS EXCEPTION, THE COMPANY MUST BE ABLE TO DEMONSTRATE COMPLIANCE WITH ALL REQUIREMENTS FOR CONTINUED LISTING ON THE NASDAQ SMALLCAP MARKET. IN THE EVENT THE COMPANY FAILS TO COMPLY WITH ALL OF THE TERMS OF THIS EXCEPTION, ITS SECURITIES WILL BE DELISTED FROM THE NASDAQ STOCK MARKET.(7)

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(7) The Panel's determination is limited to those findings expressly set forth in this decision, which is based solely upon the facts and circumstances of this matter and should not be interpreted as precedent.

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It is a requirement during the exception period that the Company provide prompt notification of any significant events that occur during this time. This includes, but is not limited to, any event that may call into question the Company's historical financial information or that may impact the Company's ability to maintain compliance with any Nasdaq listing requirement. The Panel reserves the right to reconsider the terms of this exception based on any event, condition, or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company's securities on The Nasdaq Stock Market inadvisable or unwarranted. In addition, any compliance document will be subject to review by the Panel, which may, in its discretion, request additional information before determining that the Company has complied with the terms of the exception.

In addition, all companies operating under exceptions are required to issue a press release announcing the conditional listing on The Nasdaq SmallCap Market and are identified by a fifth character "C" appended to the Company's trading symbol (see sample attached). ACCORDINGLY, EFFECTIVE WITH THE OPEN OF BUSINESS ON MAY 5, 2004, THE TRADING SYMBOL FOR THE COMPANY'S SECURITIES WILL BE CHANGED FROM MNPLQ TO MNPQC. The forth character "Q" will remain appended to the Company's symbol pending the Company's emergence from bankruptcy. The fifth character "C" will be removed from the symbol upon confirmation of the Company's compliance with the terms of the exception and all other criteria for continued listing.

The Company should be aware that the Nasdaq Listing and Hearing Review Council (the "Listing Council") may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review this decision, it may affirm, modify, reverse, dismiss, or remand the decision to the Panel. The Company will be immediately notified in the event the Listing Council determines that this matter will be called for review.

The Company may also request that the Listing Council review this decision. The request for review must be made in writing and received within 15 days from the date of this decision. Requests for review and a copy of the check must be made in writing and faxed to (301) 912-3199, with the original sent to:


                              Mr. Timothy J. Larkin
                                     Counsel
                          Office of Appeals and Review
                          The Nasdaq Stock Market, Inc.
                                1801 K Street, NW
                             Washington, D.C. 20006

Mr. Larkin can be reached at (202) 912-3021.


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Pursuant to Nasdaq Marketplace Rule 4840(b), the Company must submit a fee of
$4,000.00 to The Nasdaq Stock Market, Inc. to cover the cost of the review. The Company should send only its payment with the enclosed Appeal Fee Payment Form to:

Regular Mail(8)                                   Courier/Overnight
-------------                                     -----------------
The Nasdaq Stock Market, Inc.                     The Nasdaq Stock Market, Inc.
P.O. Box 7777-W0435                 or            W0435
Philadelphia, PA  19175-0435                      C/O Mellon Bank, Rm 3490
                                                  701 Market Street
                                                  Philadelphia, PA  19106

Please be advised that the institution of a review, whether by way of the Company's request or on the initiative of the Listing Council, will not operate as a stay of this decision.

Should you have any questions, please do not hesitate to contact me at (301) 978-8077.

Sincerely,

(x) Katherine M. Roberson
Katherine M. Roberson
Counsel
Nasdaq Listing Qualifications Hearings


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(8) Please note that the P.O. Box address will not accept courier or overnight deliveries.